Exhibit 99.1

Methode Electronics, Inc. Reports Fiscal 2023 First Quarter Financial Results

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Record Industrial Segment Sales of $92 Million
•
Over $90 Million in Program Awards
•
Fiscal 2023 Sales and Earnings Guidance Confirmed

Chicago, IL – September 1, 2022 – Methode Electronics, Inc. (NYSE: MEI), a leading global supplier of custom-engineered solutions for user interface, LED lighting and power distribution applications, today announced financial results for the first quarter of fiscal 2023 ended July 30, 2022.

Fiscal First Quarter 2023 Highlights

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Net sales were $282.4 million, of which electric and hybrid vehicle applications were 17 percent
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Record Industrial segment sales of $92.1 million
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Net income was $21.5 million, or $0.58 per diluted share
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Company purchased 317,635 shares of its common stock for $11.9 million
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Company was awarded programs with expected annual sales of over $90 million

Consolidated Fiscal First Quarter 2023 Financial Results

Methode's net sales were $282.4 million, down 1.9% compared to $287.8 million in the same quarter of fiscal 2022. The fiscal 2023 first quarter’s net sales included $11.1 million of material spot buy and premium freight cost recovery and an unfavorable foreign currency impact of $14.2 million. Excluding the material spot buy and premium freight cost recovery and the foreign currency impacts, net sales were down 0.8% compared to the same quarter of fiscal 2022. Weakness in the Automotive segment was partially offset by record sales in the Industrial segment driven by power distribution solutions and commercial vehicle lighting.

Income from operations was $21.8 million or 7.7% of net sales, compared to $34.1 million or 11.8% of net sales in the same quarter of fiscal 2022. The decrease was primarily due to higher material and other costs as a result of supply chain issues as well as the lower sales. The fiscal 2023 first quarter’s income from operations included an unfavorable foreign currency impact of $2.7 million.

Other income was $4.1 million, compared to $1.8 million in the same quarter of fiscal 2022. The increase was due to higher international government assistance with respect to the COVID-19 pandemic.

Income tax expense was $4.4 million, compared to $5.7 million in the same quarter of fiscal 2022. The effective tax rate was 17.0%, compared to 16.4% in the same quarter of fiscal 2022.

Net income was $21.5 million or $0.58 per diluted share, compared to $29.1 million or $0.76 per diluted share in the same quarter of fiscal 2022. The fiscal 2023 first quarter’s net income included an unfavorable foreign currency impact of $2.9 million, or $0.08 per diluted share.

EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization of Intangibles), a non-GAAP financial measure, was $38.2 million, compared to $48.5 million in the same quarter of fiscal 2022.

Debt was $207.2 million at the end of the quarter, compared to $210.5 million at the end of fiscal 2022. Net debt, a non-GAAP financial measure defined as debt less cash and cash equivalents, was $54.8 million, compared to $38.5 million at the end of fiscal 2022.

Free cash flow, a non-GAAP financial measure defined as net cash provided by operating activities less purchases of property, plant, and equipment, was $3.1 million, compared to a negative $6.2 million in the same quarter of fiscal 2022. The increase was mainly due to lower capital expenditures.

As previously announced on June 16, 2022, the board of directors authorized the purchase of an additional $100 million of the company’s outstanding common stock to the authorization from March 2021, bringing the total program authorization to $200 million. The company purchased and retired 317,635 shares of stock for $11.9 million in the quarter. As of July 30, 2022, a total of 1,910,774 shares have been purchased at a total cost of $83.1 million since the commencement of the share buyback program.

Segment Fiscal First Quarter 2023 Financial Results

Comparing the Automotive segment's quarter to the same quarter of fiscal 2022,

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Net sales were $176.6 million, down $19.2 million or 9.8% from $195.8 million. The decrease was mainly due to a major program roll-off in North America and demand weakness in Asia resulting from the COVID-19 lockdowns in China. The segment net sales in the quarter were positively impacted by $9.1 million of material spot buy and premium freight cost recovery, partially offset by $8.9 million from unfavorable foreign currency translation.
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Income from operations was $14.7 million, down $12.6 million or 46.2% from $27.3 million primarily due to lower sales volume and higher material costs. Income from operations was 8.3% of net sales, down from 13.9%.

Comparing the Industrial segment's quarter to the same quarter of fiscal 2022,

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Net sales were a record $92.1 million, up $13.6 million or 17.3% from $78.5 million. The increase was mainly due to higher sales in power distribution and commercial vehicle lighting. The segment net sales in the quarter were negatively impacted by $5.2 million from foreign currency translation, partially offset by $1.4 million of material spot buy and premium freight cost recovery.
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Income from operations was $22.4 million, up $2.2 million or 10.9% from $20.2 million primarily due to higher sales volume, partially offset by higher material costs. Income from operations was 24.3% of net sales, down from 25.7%.

Comparing the Interface segment's quarter to the same quarter of fiscal 2022,

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Net sales were $13.0 million, up $0.3 million from $12.7 million.
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Income from operations was $1.6 million, up $0.5 million from $1.1 million. Income from operations was 12.3% of net sales, up from 8.7%.

Comparing the Medical segment's quarter to the same quarter of fiscal 2022,

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Net sales were $0.7 million, down $0.1 million from $0.8 million.
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Loss from operations was $1.5 million, compared to a loss of $1.2 million mainly due to higher material costs and lower sales.

Fiscal 2023 Full Year Guidance

For the fiscal year 2023, the company confirmed its expectations for net sales to be in the range of $1,160 to $1,210 million and for diluted earnings per share to be in a range of $2.70 to $3.10.

This guidance is subject to change due to a variety of factors including the impact from the COVID-19 pandemic, the ongoing semiconductor shortages, other supply chain disruptions, inflation, economic instability in Europe, and both short and long-term supply chain rationalization and restructuring efforts.

Management Comments

President and Chief Executive Officer Donald W. Duda said, “We continued to see headwinds in the quarter, mainly from material cost inflation and market disruptions. However, Methode delivered sequential earnings improvement over the fourth quarter, achieved record sales in our Industrial segment, and booked another strong quarter of program awards."

Mr. Duda added, "Our sales into electric vehicle applications continued to be impacted by events in China but are still poised to reach a record milestone of 20% of total sales in fiscal 2023. Overall, we remain on track to deliver our sales and earnings guidance for fiscal 2023."

Conference Call

The company will conduct a conference call and webcast to review financial and operational highlights led by its President and Chief Executive Officer, Donald W. Duda, and Chief Financial Officer, Ronald L. G. Tsoumas, today at 10:00 a.m. CDT.

To participate in the conference call, please dial 888-506-0062 (domestic) or 973-528-0011 (international) at least five minutes prior to the start of the event. A simultaneous webcast can be accessed through the company’s website, www.methode.com, on the Investors page.

A replay of the teleconference will be available shortly after the call through September 15, 2022, by dialing 877-481-4010 and providing passcode 46393. A webcast replay will also be available through the company’s website, www.methode.com, on the Investors page.

About Methode Electronics, Inc.

Methode Electronics, Inc. (NYSE: MEI) is a leading global supplier of custom-engineered solutions with sales, engineering and manufacturing locations in North America, Europe, Middle East and Asia. We design, engineer, and produce mechatronic products for OEMs utilizing our broad range of technologies for user interface, LED lighting system, power distribution and sensor applications.

Our solutions are found in the end markets of transportation (including automotive, commercial vehicle, e-bike, aerospace, bus, and rail), cloud computing infrastructure, construction equipment, consumer appliance, and medical devices. Our business is managed on a segment basis, with those segments being Automotive, Industrial, Interface and Medical.

Forward-Looking Statements

This news release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are subject to the safe harbor protection provided under the securities laws. Methode undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in Methode's expectations on a quarterly basis or otherwise. The forward-looking statements in this news release involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in Methode's filings with the Securities and Exchange Commission, such as our annual and quarterly reports. Such factors may include, without limitation, the following: 1) Dependence on our supply chain, including semiconductor suppliers; 2) Impact from pandemics, such as the COVID-19 pandemic; 3) Dependence on the automotive and commercial vehicle industries; 4) Impact from inflation; 5) Dependence on a small number of large customers, including one large automotive customer; 6) Dependence on the availability and price of materials; 7) Risks related to conducting global operations; 8) Ability to withstand pricing pressures, including price reductions; 9) Currency fluctuations; 10) Timing and magnitude of costs associated with restructuring activities; 11) Failure to attract and retain qualified personnel; 12) Recognition of goodwill and other intangible asset impairment charges; 13) Timing, quality and cost of new program launches; 14) International trade disputes resulting in tariffs and our ability to mitigate tariffs; 15) Adjustments to compensation expense for performance-based awards; 16) Investment in programs prior to the recognition of revenue; 17) Ability to compete effectively; 18) Impact from production delays or cancelled orders; 19) Ability to withstand business interruptions; 20) Ability to keep pace with rapid technological changes; 21) Breaches to our information technology systems; 22) Ability to avoid design or manufacturing defects; 23) Ability to manage our debt levels and any restrictions thereunder; 24) Income tax rate fluctuations; 25) Ability to protect our intellectual property; 26) Ability to successfully benefit from acquisitions and divestitures; 27) Impact from climate change and related regulations; 28) Judgments related to accounting for tax positions; and 29) Costs associated with environmental, health and safety regulations.

Non-GAAP Financial Measures

To supplement the company's financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Methode uses certain non-GAAP financial measures, such as EBITDA, Net Debt, and Free Cash Flow. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found at the end of this release. Management believes EBITDA is useful to investors as it is a measure that is commonly used by other companies in our industry and provides a comparison for investors to the company’s performance versus its competitors. Management believes Net Debt is a meaningful measure to investors because management assesses the company’s leverage position after considering available cash that could be used to repay outstanding debt. Management believes Free Cash Flow is a meaningful measure to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are both necessary to maintain the company’s asset base and which are expected to generate future cash flows from operations. Methode's definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

For Methode Electronics, Inc.

Robert K. Cherry

Vice President, Investor Relations

rcherry@methode.com

708-457-4030

METHODE ELECTRONICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except per-share data)

	Three Months Ended
	July 30, 2022	July 31, 2021
Net sales	$282.4	$287.8

Cost of products sold	220.6	216.1

Gross profit	61.8	71.7

Selling and administrative expenses	35.3	32.8
Amortization of intangibles	4.7	4.8

Income from operations	21.8	34.1

Interest expense, net	—	1.1
Other income, net	(4.1)	(1.8)

Income before income taxes	25.9	34.8

Income tax expense	4.4	5.7

Net income	$21.5	$29.1

Basic and diluted income per share:
Basic	$0.59	$0.77
Diluted	$0.58	$0.76

Cash dividends per share	$0.14	$0.14

METHODE ELECTRONICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share and per-share data)

	July 30, 2022	April 30, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$152.4	$172.0
Accounts receivable, net	282.0	273.3
Inventories	173.9	158.5
Income taxes receivable	7.7	8.3
Prepaid expenses and other current assets	23.1	16.9
Total current assets	639.1	629.0
Long-term assets:
Property, plant and equipment, net	194.6	197.0
Goodwill	232.7	233.0
Other intangible assets, net	202.6	207.7
Operating lease right-of-use assets, net	18.2	20.0
Deferred tax assets	36.2	36.8
Pre-production costs	26.5	27.2
Other long-term assets	40.0	38.4
Total long-term assets	750.8	760.1
Total assets	$1,389.9	$1,389.1

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$116.4	$108.5
Accrued employee liabilities	26.8	30.0
Other accrued liabilities	27.6	24.5
Short-term operating lease liabilities	5.6	6.0
Short-term debt	13.0	13.0
Income tax payable	6.4	6.6
Total current liabilities	195.8	188.6
Long-term liabilities:
Long-term debt	194.2	197.5
Long-term operating lease liabilities	13.5	14.8
Long-term income taxes payable	22.1	22.1
Other long-term liabilities	15.6	14.0
Deferred tax liabilities	37.3	38.3
Total long-term liabilities	282.7	286.7
Total liabilities	478.5	475.3
Shareholders' equity:
Common stock, $0.50 par value, 100,000,000 shares authorized, 38,001,714 shares and 38,276,968 shares issued as of July 30, 2022 and April 30, 2022, respectively	19.0	19.2
Additional paid-in capital	172.0	169.0
Accumulated other comprehensive loss	(36.2)	(26.8)
Treasury stock, 1,346,624 shares as of July 30, 2022 and April 30, 2022	(11.5)	(11.5)
Retained earnings	768.1	763.9
Total shareholders' equity	911.4	913.8
Total liabilities and shareholders' equity	$1,389.9	$1,389.1

METHODE ELECTRONICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Three Months Ended
	July 30, 2022	July 31, 2021
Operating activities:
Net income	$21.5	$29.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12.3	12.6
Stock-based compensation expense	4.0	4.0
Change in cash surrender value of life insurance	0.2	(0.4)
Amortization of debt issuance costs	0.2	0.2
Gain on sale of property, plant and equipment	—	(0.4)
Change in deferred income taxes	(1.8)	(0.1)
Other	—	0.1
Changes in operating assets and liabilities:
Accounts receivable	(11.9)	4.7
Inventories	(17.4)	(18.5)
Prepaid expenses and other assets	(4.3)	(5.0)
Accounts payable	10.5	(8.1)
Other liabilities	(0.6)	(8.5)
Net cash provided by operating activities	12.7	9.7

Investing activities:
Purchases of property, plant and equipment	(9.6)	(15.9)
Sale of property, plant and equipment	—	0.5
Net cash used in investing activities	(9.6)	(15.4)

Financing activities:
Taxes paid related to net share settlement of equity awards	(0.5)	(0.3)
Repayments of finance leases	(0.1)	(0.2)
Proceeds from exercise of stock options	—	0.5
Purchases of common stock	(11.9)	(8.4)
Cash dividends	(5.0)	(5.2)
Repayments of borrowings	(3.3)	(4.7)
Net cash used in financing activities	(20.8)	(18.3)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(1.9)	(1.3)
Decrease in cash and cash equivalents	(19.6)	(25.3)
Cash and cash equivalents at beginning of the period	172.0	233.2
Cash and cash equivalents at end of the period	$152.4	$207.9

Supplemental cash flow information:
Cash paid during the period for:
Interest	$0.8	$0.9
Income taxes, net of refunds	$5.6	$7.3
Operating lease obligations	$1.9	$1.9

METHODE ELECTRONICS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (Unaudited)

(in millions)

	Three Months Ended
	July 30, 2022	July 31, 2021
EBITDA:
Net income	$21.5	$29.1
Income tax expense	4.4	5.7
Interest expense, net	—	1.1
Amortization of intangibles	4.7	4.8
Depreciation	7.6	7.8
EBITDA	$38.2	$48.5

	Three Months Ended
	July 30, 2022	July 31, 2021
Free Cash Flow:
Net cash provided by operating activities	$12.7	$9.7
Purchases of property, plant and equipment	(9.6)	(15.9)
Free cash flow	$3.1	$(6.2)

	July 30, 2022	April 30, 2022
Net Debt:
Short-term debt	$13.0	$13.0
Long-term debt	194.2	197.5
Total debt	207.2	210.5
Less: cash and cash equivalents	(152.4)	(172.0)
Net debt	$54.8	$38.5